                                                                    Exhibit 10.7
                             SUPPLEMENTAL AGREEMENT


          SUPPLEMENTAL AGREEMENT, dated as of May 1, 1995, between PHARMACEUTICAL RESOURCES, INC., a New Jersey corporation ("PRI"), CLAL PHARMACEUTICAL INDUSTRIES LTD., an Israeli private company limited by shares ("CPI") and CLAL PHARMACEUTICAL RESOURCES L.P., an Israeli limited liability partnership (the "Partnership").

          WHEREAS, PRI and CPI entered into a Stock Purchase Agreement, dated March 25, 1995 (the "SPA"), pursuant to which, among other things, CPI agreed to purchase shares of common stock of PRI and PRI agreed to issue to CPI warrants to purchase shares of common stock of PRI;

          WHEREAS, CPI owns all but one of the 100 issued and outstanding shares of C.T.P. Research and Development (1995) Ltd., an Israeli private company limited by shares ("C.T.P.");

          WHEREAS, C.T.P., PRI-Research, Inc., a Delaware corporation and a wholly-owned subsidiary of PRI ("PRI-Research"), and Clal Pharmaceutical Resources (1995) Ltd., an Israeli private company limited by shares (the "General Partner"), are entering into, simultaneously with the execution and delivery of this Agreement, a Limited Partnership Agreement (the "LP Agreement"), providing for their respective rights, duties and obligations as partners in the Partnership; and

          WHEREAS, the parties hereto, in connection with the execution and delivery of the SPA and the LP Agreement, desire to set forth their mutual agreements with respect to certain matters relating to the parties hereto, including matters relating to the Partnership and its operations.

          NOW, THEREFORE, the parties hereto, in consideration of the premises and of the mutual covenants herein contained, hereby covenant and agree as follows:

          1.  Sale of Interests by C.T.P.
              ---------------------------

          1.1  Third Party Transactions.  If, at any time prior to the fifth
               -------------------------
anniversary of the date hereof, CPI shall have, but shall not have exercised, its right of first refusal under Section 10.1 of the SPA with respect to a Third Party Transaction (as defined in the SPA), then it shall have the irrevocable right, exercisable at any time prior to the second anniversary of the closing of such Third Party Transaction, to cause C.T.P. to sell to the purchaser in such Third Party Transaction (the "Third Party Purchaser") or to PRI (if it shall then be surviving) all
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                                                                               2


but not less than all of the following interests owned directly or indirectly by C.T.P. and its transferees and successors: (a) shares of capital stock in the General Partner and (b) interests in the Partnership (collectively, "Interests").

          1.2  Exercise of Right.  CPI may exercise the right described in
               ------------------
Section 1.1 hereof by giving written notice to the Third Party Purchaser or PRI (if it shall then be surviving) prior to the second anniversary of the closing of the Third Party Transaction. Such notice shall also contain a statement of CPI's election under Section 2 hereof and the products of the Partnership to be covered by the License (as defined below). Upon delivery of such notice, the Third Party Purchaser or PRI (if it shall then be surviving) shall be obligated to purchase, and CPI together with its transferees and successors, shall be obligated to cause C.T.P. and its transferees and successors to sell, the Interests on the terms and conditions set forth in this Section 1.

          1.3  Purchase Price.   The total purchase price for the Interests (the
               ---------------
"Purchase Price") shall equal the greater of (a) the amount of CPI Equity (as defined below) plus a 10% per annum return thereon compounded annually on each anniversary of the date hereof up to the Closing Date (as defined below) or (b) the Fair Market Value of such Interests computed in the manner set forth in
Section 1.5 hereof; provided, that, in the event that the Third Party
                    --------  ----
Transaction shall occur prior to the third anniversary of the date hereof, the Purchase Price shall be increased by (i) 25% and (ii) in the event the Purchase Price shall have been determined pursuant to clause (a) above, it shall also be increased by 25% of the outstanding principal balance on the Closing Date of any loans made by C.T.P. to the Partnership in accordance with the Partnership Agreement. "CPI Equity" shall mean the total amount of all equity contributions or equity investments in the General Partner or the Partnership by C.T.P. or its transferees and successors, excluding any loans or guarantees, minus the total
                                                               -----
amount of cash and the fair market value of any property distributed to C.T.P. or its transferees or successors by the General Partner and the Partnership.

          1.4  Closing.  The closing for the purchase and sale of the Interests
               --------
shall be held at such place and time (the "Closing Date") as shall be mutually agreeable to CPI and the Third Party Purchaser or PRI (if it shall then be surviving); provided, that the closing shall occur no later than the fifteenth
            --------  ----
day following the delivery to the Third Party Purchaser or PRI of the report of the Appraiser (as defined below). The Third Party Purchaser or PRI shall have
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                                                                               3

the option to pay the Purchase Price by wire transfer of immediately available funds to an account designated by CPI or by delivery of securities which, in the case of the Third Party Purchaser, shall be the same securities issued by the Third Party Purchaser in the Third Party Transaction or which, in the case of PRI, shall be shares of its common stock. For purposes of the foregoing, any such securities to be delivered by PRI or the Third Party Purchaser in payment of the Purchase Price shall be valued at their closing sales prices on the trading date immediately preceding the Closing Date. Any such securities delivered at the closing shall be free and clear of all liens, charges and encumbrances of any kind ("Encumbrances"). CPI shall cause C.T.P. and all of its transferees and successors to deliver all of the Interests at the closing free and clear of all Encumbrances.

          1.5  Fair Market Value Determination.   (a) "Fair Market Value" shall
               --------------------------------
mean the value of the Interests as of the last day of the calendar quarter immediately preceding the closing of the Third Party Transaction as determined by an independent investment banker (the "Appraiser") in accordance with this
Section 1.5. The Appraiser shall be selected by the Third Party Purchaser or PRI (if it shall then be surviving) and shall be reasonably acceptable to CPI. The fees and expenses of such Appraiser shall be borne equally by CPI and the Third Party Purchaser or PRI. The determination of the Fair Market Value of the Interests by the Appraiser shall be conclusive and binding upon all parties.

          (b) In determining the value of the Interests, the Appraiser shall discount the value of such Interests by giving effect to (i) the issuance of the License (as defined in Section 2.1 hereof) on the value of the Partnership if CPI shall exercise its rights under Section 2 hereof and (ii) the impact which the sale of the Interests would have upon the Partnership and the General Partner, including but not limited to the loss of governmental grants or incentives or bank loans obtained by the General Partner or the Partnership and the termination of other business relationships as a result of such sale.

          2.  License.
              --------

          2.1  License.   (a)  In the event that CPI shall exercise its rights
               --------
under Section 1.1 hereof, it shall have the right to an exclusive perpetual license (the "License") to manufacture and/or distribute outside of North America, South America, Central America and the Caribbean (the "Americas") all products of the Partnership which, at the time of exercise of CPI's rights under
Section 1.1 hereof,
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                                                                               4

shall (i) have been or are being manufactured and distributed by the Partnership, (ii) have reached the development stage at which they have been submitted for a study ("Bio-Study") to determine the availability of the drug in the bloodstream over time comparing that availability to that of another drug, or (iii) have an identifiable formulation.

          (b) CPI shall exercise its right under this Section 2.1 by specifying in the notice delivered pursuant to Section 1.2 hereof the products to be covered by the License. CPI's right to the License shall terminate if CPI shall not exercise such right in the notice delivered pursuant to Section 1.2 hereof. The Third Party Purchaser or PRI (if it shall then be surviving) shall grant, or shall cause the Partnership to grant, the License to CPI if CPI shall so exercise its rights. For purposes hereof, the entity granting the License to CPI is hereinafter referred to as the "Licensor".

          2.2  Royalty.   If CPI shall exercise its right with respect to the
               --------
License, CPI shall pay to the Licensor a royalty fee of 3% of Net Sales (as defined in Section 5.2(c)(i) hereof) of the products subject to the License for a ten-year period commencing on the Closing Date. After such ten-year period, CPI shall pay no royalty fee for the License. In addition, CPI shall reimburse the Licensor for 50% of the Partnership's actual out-of-pocket costs incurred subsequent to the date CPI exercises its rights under Section 1 hereof, in researching or developing, or obtaining any necessary approvals with respect to, any products described in Section 2.1(a)(iii) hereof which shall be covered by the License, including a reasonable allocation of personnel hours, but exclusive of allocations of general overhead and administrative costs. Such reimbursements shall be made out of the first proceeds derived by CPI from sales of any products described in Section 2.1(a)(iii) hereof. The royalties and reimbursements payable to the Licensor pursuant to this Section 2.2 shall be calculated by CPI for each calendar quarter and shall be remitted to the
Licensor within 45 days after the close of such calendar quarter. CPI shall provide the Licensor with a detailed accounting of the calculation of such royalties and reimbursements simultaneously with the payment thereof, and the Licensor may, within 30 days after receipt thereof, request that such accounting or CPI's books and records be audited by the Licensor's accountants. The cost of any such audit shall be shared equally by CPI and the Licensor.
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                                                                               5

          3.  Distribution Rights.
              --------------------

          3.1  CPI Distribution Rights.   (a)  Subject to the provisions of
               ------------------------
Sections 3.1(b) and 3.3 hereof, CPI shall have the following rights of distribution with respect to the following pharmaceutical products of PRI or its
Affiliates:

          (i) CPI shall have the exclusive right to distribute in its established markets outside the Americas any generic pharmaceutical products (the "Generic Drugs") developed by PRI or its Affiliates (as defined below) in their ordinary development programs (or any Generic Drugs in which PRI or its Affiliates shall have any interest) to the extent developed (or to the extent such interest shall have been acquired) prior to the earlier of the date on which (A) CPI and its Affiliates shall cease to own an interest in the Partnership or (B) PRI and its Affiliates shall cease to own an interest in the Partnership (the "Termination Date");

         (ii) CPI shall have the exclusive right to distribute in Israel any other pharmaceutical products developed by PRI or its Affiliates (or other pharmaceutical products in which PRI or its Affiliates shall have acquired any interest) prior to the Termination Date (the "Other PRI Products"); and

        (iii) CPI shall have the first consideration to distribute outside the Americas any one or more of the Other PRI Products in any markets in which CPI shall then be established and shall have proven market capabilities in the field of such Other PRI Products, but only to the extent that PRI and its Affiliates shall not elect to do so themselves.

          (b) CPI shall not be entitled to any rights of distribution for the Generic Drugs or the Other PRI Products hereunder if (i) PRI or its Affiliates, on the date CPI exercises its rights hereunder, shall have an agreement or arrangement with other distributors for such Generic Drugs or Other PRI Products, (ii) CPI shall not offer to distribute such Generic Drugs or Other PRI Products upon reasonable competitive market terms or (iii) PRI and its Affiliates shall not have the authority to grant such rights. In the event that CPI shall fail or refuse to elect to distribute any Generic Drug or Other PRI Product offered to it by PRI or its Affiliates pursuant to Section 3.1(a) hereof, CPI shall have no further rights with respect to the distribution of such Generic Drug or Other PRI Product, but shall not forfeit its rights to distribute any other Generic Drugs or Other PRI Products.

          3.2  PRI Distribution Rights.   (a) Subject to the provisions of
               ------------------------
Sections 3.2(b) and 3.3 hereof, PRI shall have the following rights of distribution with respect to the following pharmaceutical products of CPI or its
Affiliates:

          (i) PRI shall have the exclusive right to distribute in its established markets in the Americas any Generic Drugs developed by CPI or its Affiliates in their ordinary development programs (or any Generic Drugs in which CPI or its Affiliates shall have any interest) to the extent developed (or to the extent such interest shall have been acquired) prior to the Termination Date; and

          (ii) PRI shall have the first consideration to distribute in the Americas any one or more of any other pharmaceutical products developed by CPI or its Affiliates (or other pharmaceutical products in which CPI or its Affiliates shall have acquired any interest) prior to the Termination Date (the "Other CPI Products") in markets in which PRI shall then be established and shall have proven market capabilities in the field of such Other CPI Products, but only to the extent that CPI and its Affiliates shall not elect to do so themselves.

          (b) PRI shall not be entitled to any rights of distribution for the Generic Drugs or the Other CPI Products hereunder if (i) CPI or its Affiliates, on the date PRI exercises its rights hereunder, shall have an agreement or arrangement with other distributors for such Generic Drugs or Other CPI Products, (ii) PRI shall not offer to distribute such Generic Drugs or Other CPI Products upon reasonable competitive market terms or (iii) CPI and its Affiliates shall not have the authority to grant such rights. In the event that PRI shall fail or refuse to elect to distribute any Generic Drug or Other CPI Product offered to it by CPI or its Affiliates pursuant to Section 3.2(a) hereof, PRI shall have no further rights with respect to the distribution of such Generic Drug or Other CPI Product, but shall not forfeit its rights to distribute any other Generic Drugs or Other CPI Products.

          3.3  Distribution Agreements.   CPI and PRI shall negotiate in good
               ------------------------
faith to enter into definitive distribution agreements setting forth the agreements of CPI and PRI with respect to any distribution rights exercised by either party with respect to any of the products or markets covered by Sections
3.1 or 3.2 hereof.  The distribution
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                                                                               7

rights with respect to any such products or markets shall continue until the expiration date of such agreements, notwithstanding any earlier termination of this Agreement, or any earlier dissolution and termination of the Partnership.

          3.4  Non-Competition.  During the term of the Partnership, CPI and its
               ----------------
Affiliates shall not distribute generic products and compounds of manufacturers other than PRI or its Affiliates if (a) such products and compounds are available through PRI or its Affiliates and can be offered by PRI or its Affiliates on reasonably competitive market terms and (b) CPI and its Affiliates, as of the date hereof, shall have no agreement or arrangement with the manufacturers of such products or compounds.

          3.5  Affiliate Definition.  "Affiliate" shall mean, with respect to
               ---------------------
CPI, Clal Industries Ltd., an Israeli corporation, and any direct or indirect wholly-owned subsidiaries thereof or of CPI, and shall mean, with respect to PRI, any direct or indirect majority owned subsidiaries thereof.

          4.  Restrictions on Outside Activities; Transfer Restrictions.
              ---------------------------------------------------------

          4.1  Restrictions on CPI. Notwithstanding the provisions of Section
               --------------------
5.4(a) of the LP Agreement to the contrary, neither CPI nor any of its Affiliates shall, during the period in which any of them shall be a limited partner of the Partnership, acquire an ownership interest of more than 5% in any generic drug company (other than PRI) doing substantial business in the United States.

          4.2  Restrictions on PRI.  Notwithstanding the provisions of Section
               --------------------
5.4(a) of the LP Agreement to the contrary, neither PRI nor any of its Affiliates shall, during the period in which any of them shall be a Limited Partner, form a joint venture with a third party other than CPI (or an Affiliate thereof) for the purpose of researching and developing generic solids, creams, ointments, suppositories, sustained released products or other types of products with respect to which the Partnership is then actively engaged in research and development, unless (i) PRI shall have first offered to CPI the right to participate in such joint venture on terms similar to the participation of such third party in a written offer setting forth all material terms of such joint venture, including its products and the terms of PRI's investment therein, and shall have furnished CPI all material, non-confidential information concerning such joint venture in the possession of PRI and (ii) CPI shall not have notified PRI of its intent to participate therein within 30 days after receipt of such offer. In the event that CPI shall not exercise its rights under this Section 4.2 with respect to any proposed joint venture, PRI shall have 90 days from the expiration of the period described in clause (ii) of the preceding sentence to consummate such joint venture with such third party on substantially the same terms as set forth in its offer to CPI. If PRI shall not consummate such joint venture on such terms within such 90-day period, its right to participate in such joint venture
shall once again become subject to the provisions of this Section 4.2.   The
provisions of this Section 4.2 shall not apply to any joint venture relating to the development of any products which have already been formulated as of the time PRI proposes to enter into such joint venture.

          4.3  Transfer Restrictions.  CPI shall not assign, transfer, sell,
               ---------------------
encumber, pledge or otherwise dispose of (collectively, a "Transfer") all or any portion of the capital stock of C.T.P. or take any action which would allow C.T.P. to issue any additional shares of its capital stock or any options, warrants or other instruments which are exercisable for, or convertible into, such capital stock, without the prior written consent of PRI, which consent may be granted or withheld by PRI in its sole discretion. PRI shall not Transfer all or any portion of the capital stock of PRI-Research or take any action which would allow PRI-Research to issue any additional shares of its capital stock or any options, warrants or other instruments which are exercisable for, or convertible into, such capital stock, without the prior written consent of CPI, which consent may be granted or withheld by CPI in its sole discretion. Notwithstanding the foregoing, either CPI or PRI may Transfer all of its shares of the capital stock of C.T.P. or PRI-Research, respectively, in connection with a merger or consolidation involving such party or a sale of all or substantially all of such party's assets.

          5.  Product Development; Manufacturing and Distribution Rights.
              -----------------------------------------------------------

          5.1  Partnership Regulatory Approvals.  (a) PRI and its Affiliates
               ---------------------------------
will be responsible for obtaining all required regulatory approvals for the Partnership's products in the Americas, and CPI and its Affiliates will be responsible for obtaining all such approvals outside the Americas. PRI shall utilize its and its Affiliates' facilities and staff as necessary to perform the work needed to submit the Partnership's products to the United States Food and Drug Administration (the "FDA") for approval in the United States. PRI, CPI and their respective Affiliates shall use their reasonable efforts to obtain the approvals for which they are responsible in each jurisdiction in which the Partnership intends to market its products. Except as otherwise provided in this Section 5.1, all expenses incurred by any party in seeking any regulatory approval for which it is responsible shall be reimbursed by the Partnership promptly upon receipt of an appropriate invoice with respect thereto.

          (b) The preparation of all batches of products required to be produced in order to demonstrate that a manufacturing process which was developed at a laboratory or a bench scale works properly when used at a larger scale ("Pilot and Exhibition Batches"), including all work to be completed up to the time of submission for any necessary regulatory approval, shall be performed by PRI and its Affiliates or the sub-manufacturers of PRI (as described in Section 5.2(a) hereof) with respect to the marketing of any products in the Americas, and by CPI, or its sub-manufacturers (as described in Section 5.2(a) hereof) with respect to all other markets. In connection therewith, each of PRI and CPI shall, promptly after submission of an appropriate invoice, be reimbursed by the Partnership for each of the following costs incurred by it, its Affiliates, or its sub-manufacturers: (i) the cost of any active and inactive raw materials,
(ii) any direct expenses required to support the submission, including, without limitation, costs of patent attorneys or statisticians, (iii) the actual costs of any necessary Bio-Studies, and (iv) any other direct actual costs of such regulatory pre-approval, development or production, including a reasonable allocation of personnel-hours for the development and manufacturing of the products, but exclusive of allocations of general overhead and administrative costs.

          (c) All batches of a product which are produced to demonstrate that a manufacturing process consistently produces reproducible results ("Validation Batches") required to be produced by the United States Food and Drug Administration or any other regulatory authority shall be produced by PRI and its Affiliates, or their sub-manufacturers, with respect to the marketing of any products in the Americas, and by CPI and its Affiliates, or their sub-manufacturers, with respect to all other markets, in either case, at such party's own expense. Any such expenses, to the extent not recoverable from sales of such Validation Batches, shall be reimbursed to the party incurring such expense by deducting such expenses from any future royalties payable by such party to the Partnership pursuant to Section 5.2 hereof. If any such expenses shall not have been recovered from sales of Validation Batches or from deductions from royalties within eighteen (18) months after the completion date for such Validation Batches, the party incurring such expense, upon notice to the Partnership, shall be reimbursed by the Partnership for 50% of its substantiated actual and direct unreimbursed costs (including, without limitation, costs of raw materials and packaging materials, but excluding indirect costs of personnel or overhead) attributable to the preparation of such Validation Batches.

          (d) All products developed by the Partnership and all applicable intellectual property rights shall be the exclusive property of the Partnership and shall be registered in all markets under the Partnership's name. Except as otherwise provided herein, the Partnership shall be the exclusive owner of all rights with respect to any products developed by it, including, without limitation, any manufacturing methods or intellectual property rights. The Abbreviated New Drug Applications pursuant to and under applicable FDA rules and regulations ("ANDAs") will be owned by the Partnership with the site being PRI's or its sub-manufacturer's in the Americas and the manufacturer's site elsewhere. All product labelling shall be at PRI's discretion in the Americas and at CPI's discretion elsewhere.

          5.2  Manufacturing and Distribution Rights. (a) PRI shall have the
               --------------------------------------
exclusive option to manufacture and/or distribute in the Americas any products developed by the Partnership and CPI shall have the exclusive option to manufacture and/or distribute any such products elsewhere, in either case on the terms set forth in this Section 5.2. Either PRI or CPI shall have the right to appoint another Person, which may or may not be an Affiliate, to act as a sub-manufacturer and/or sub-distributor on its behalf in any market in which PRI or CPI shall have elected to both manufacture and distribute the Partnership's products, and to compensate any such sub-manufacturer or sub-distributor in any manner, but at no additional cost to the Partnership. In the event that either
(i) PRI shall not elect to exercise its exclusive option to manufacture and/or distribute any product developed by the Partnership in any particular market within 60 days after CPI shall have notified it that a third-party manufacturer and/or distributor should be appointed, or (ii) CPI shall not elect to exercise its exclusive option to manufacture and/or distribute any product developed by the Partnership in any particular market within 60 days after PRI shall have notified it that a third-party manufacturer and/or distributor should be appointed, the Partnership shall appoint a third-party manufacturer and/or distributor with respect thereto, who shall manufacture and/or distribute such product in such market on terms acceptable to the Partnership and such third party.

          (b) In the event either PRI or CPI shall elect to exercise its exclusive option to both manufacture and distribute any product developed by the Partnership, in any applicable market, it may retain (i) its Standard Cost, (ii) its Distribution Allowance, and (iii) its Manufacturing Allowance, out of any Net Sales derived with respect to such product, and shall remit the remainder of such Net Sales to the Partnership as a royalty. The royalties payable to the Partnership pursuant to this Section 5.2(b) shall be calculated on a product by product basis, annually for each fiscal year of the Partnership; provided,
                                                                 --------
however, that such royalties shall be calculated on an interim basis for each
- - - - -------
quarter (other than the last quarter) of such fiscal year and shall be remitted to the Partnership within 45 days after the close of each such quarter. In the event that the annual royalties for all of the products a party shall have elected to both manufacture and distribute shall exceed the amounts paid by such party as interim royalties, such excess shall be paid by such party to the Partnership within 60 days after the close of the Partnership's fiscal year. In the event that the amounts paid by any party as interim royalties shall exceed the annual royalties payable by such party for all such products, the Partnership shall refund such excess to such party within such 60-day period; provided, however, that if such excess shall be less than $250,000, the
- - - - --------  -------
Partnership may elect to have such excess applied as a credit against future royalties owed to it by such party, and; provided, further, that if any portion
                                         --------  -------
of such credit shall not have been utilized within the next fiscal year of the Partnership, such unused portion shall be refunded to the party entitled thereto. The party electing to manufacture and distribute products of the Partnership in one or more jurisdictions (the "Manufacturer/Distributor") shall provide the Partnership with a detailed accounting of the calculation of such royalties simultaneously with the payment thereof and any other party may, within 30 days after receipt thereof, request that such accounting or the books and records of the Manufacturer/Distributor be audited by the Partnership's accountants at the Partnership's expense. An example of the calculation of the Manufacturing Allowance is annexed hereto as Schedule A.

          (c) For purposes hereof, the following terms shall have the following meaning:

             (i) "Net Sales" shall have the meaning specified under United States generally accepted accounting principles and shall include invoiced amounts less returns, allowances, rebates and price adjustments.

             (ii) The "Standard Cost" for any product shall consist of the cost of making such product on a per unit basis, including, without limitation, materials, labor and manufacturing overhead. The Manufacturer/Distributor shall submit its calculation of such Standard Cost to the Partnership for each product of the Partnership on an annual basis, within 30 days after the commencement of the Manufacturer/Distributor's fiscal year or, if later, within 30 days after it shall commence manufacturing with respect to such product. Such calculation shall be presumptively correct, but any other party may object to such calculation on any reasonable grounds (including, without limitation, that such cost is excessive or is based upon a change in accounting principles). In the event of such an objection, the parties shall seek to agree on such Standard Cost and, if they are unable to do so, such Standard Cost shall be determined by an independent appraiser, mutually acceptable to both PRI and CPI, at the Partnership's expense. The Standard Cost of a product, once determined in the manner set forth above, shall be effective retroactive to the commencement of the Manufacturer/Distributor's fiscal year and shall not be adjusted during any such fiscal year; provided, however, that such Standard Cost shall be
                       --------  -------
     redetermined, on a prospective basis, at any time there shall be an increase or decrease in the cost of materials that shall result in an increase or decrease in Standard Cost of at least 5% of the amount originally determined.

             (iii) The "Distribution Allowance" for any product which a Manufacturer/Distributor shall elect to manufacture and distribute during any relevant period shall equal 12% of any Net Sales derived with respect thereto during such period.

          (iv) The "Manufacturing Allowance" for any product which a Manufacturer/Distributor shall elect to manufacture and distribute during any relevant period shall equal the lesser of (A) 8% of any Net Sales derived with respect to such product during such period, or (B) 50% of any Net Profit derived with respect to such product during such period. For purposes hereof, "Net Profit" for a product shall equal such product's Net Sales, reduced by the Standard Cost and the Distribution Allowance for such product. In the event that Net Profit for any product shall be negative, such deficit shall be borne by the Manufacturer/Distributor.

          (d) In the event that either CPI or PRI shall exercise its exclusive option to manufacture, but not to distribute, or to distribute, but not to manufacture, any product in any market, the royalty provisions of Section 5.2(b) hereof shall be inapplicable. In such event, the Partnership shall determine the amount payable to such party for its manufacturing or distributing services in accordance with arm's-length standards mutually acceptable to PRI and CPI.

          (e) (i) Each Manufacturer/Distributor agrees to indemnify the Partnership, each partner thereof, each other party hereto and any Affiliates, officers, directors or employees of any of the foregoing (each, an "Indemnified Person") against all losses, liabilities, claims, damages and expenses (including, but not limited to, reasonable counsel fees and expenses) relating to claims of third parties ("Third Party Damages") for property damage or personal injury to the extent that the Third Party Damages awarded or incurred relate to or arise out of acts or omissions of the Manufacturer/Distributor or its designees in the manufacturing, packaging, labelling, storing, transporting, handling or selling of the Partnership's products.

          (ii) The Partnership agrees to indemnify each of its partners and their Affiliates, and any officers, directors or employees thereof against all Third Party Damages for property damage or personal injury to the extent that the Third Party Damages awarded or incurred relate to or arise out of acts or omissions of the Partnership in the formulation, design, research or development of any of the Partnership's products, except to the extent that such Third Party Damages were caused by acts or omissions of such partner or its Affiliates, or any of their officers, directors or employees, in which event such partner (and its Affiliates) shall indemnify the Partnership and the other partners and their Affiliates, officers, directors and employees against all Third Party Damages to the extent that such Third Party Damages were caused by such acts or omissions.

          5.3   Manufacturing and Distribution Rights Subsequent to a Closing
                -------------------------------------------------------------
Under the Buy/Sell Procedure.  (a) Subsequent to the closing under the Buy/Sell
- - - - -----------------------------
Procedure, as defined in the LP Agreement, the Purchaser (as hereinafter defined) and the Partnership shall allow the Seller (as hereinafter defined) and its Affiliates to manufacture and/or distribute in the Seller's respective markets (which, in the case of PRI shall mean the Americas, and, in the case of CPI, shall mean all other markets), in perpetuity, any products as to which, as of the date of such closing (i) any manufacturing or distribution shall have been undertaken by the Seller, (ii) any Bio-Studies shall have been commenced by the Partnership, or (iii) any research or development activity shall have been initiated by the Partnership. Any manufacture and/or distribution of the Partnership's products described in clause (i) by the Seller shall be on the terms set forth in Sections 5.1(d) and 5.2 hereof, and the manufacture and/or distribution of the Partnership's products described in clauses (ii) and (iii) by the Seller shall be on the terms set forth in Section 5.3(b) hereof.

          (b) Subsequent to the closing under the Buy/Sell Procedure, the Seller shall be entitled to retain, as compensation for both manufacturing and distributing any products described in clause (ii) or (iii) (but not clause (i)) of Section 5.3(a) hereof, the amount of its Standard Cost for such product (determined in the manner specified in Section 5.2(c)(ii) hereof) plus 50% of the Standard Margin for each of such products. For purposes hereof "Standard Margin" shall equal the excess, if any, of Net Sales (as determined pursuant to Section 5.2(c)(i) hereof) over Standard Cost for each product. Notwithstanding the foregoing, the Partnership and the Purchaser shall each be reimbursed, on a pro rata basis, for 50% of their actual out-of-pocket costs incurred subsequent to the closing under the Buy/Sell Procedure, including a reasonable allocation of personnel-hours, but exclusive of allocations of general overhead and administrative costs, in researching or developing a product or obtaining any necessary approvals with respect thereto, out of any Standard Margin derived with respect to such product, before such Standard Margin shall be divided 50% to the Seller and 50% to the Partnership pursuant to the first sentence of this
Section 5.3(b). In the event that the Seller shall elect to manufacture, but not distribute, or to distribute, but not manufacture, any products described in clause (ii) or (iii) of Section 5.3(a) hereof in any markets, the amount payable to the Seller for such services shall be determined in the manner set forth in
Section 5.2(d) hereof.

          (c) On the date of closing under the Buy/Sell Procedure, the Purchaser shall notify the Seller of any products described in Section 5.3(a) hereof which the Purchaser and the Partnership do not intend to research and develop or do not intend to seek regulatory approval in the Seller's markets, and shall furnish the Seller with all information possessed or obtained by the Purchaser or the Partnership with respect to any such products in order to enable the Seller to develop such products and/or seek such approval. No royalties or other fees shall be payable by the Seller to the Purchaser or the Partnership with respect to any such products which are developed, manufactured or marketed by the Seller.

          (d) The Seller shall, upon receipt of a written request from the Purchaser within 90 days after the closing under the Buy/Sell Procedure, be required to manufacture, but not to distribute, for a period of three years from the date of such closing, any products of the Partnership at the time (i) manufactured by the Seller, (ii) submitted by the Seller for regulatory approval, or (iii) transferred by the Seller for scale up and submission for regulatory approval. The Seller shall be compensated for such manufacturing on the terms specified in Sections 5.1 and 5.2 hereof; provided, however, that if
                                                    --------  -------
the Seller shall not serve as the distributor of the products, it shall instead be entitled to retain its Standard Cost plus a manufacturing allowance of 33-1/3% of such Standard Cost.

          (e) For purposes hereof, the "Seller" shall mean PRI if PRI-Research and/or its Affiliates shall be the "Seller" under Section 7.2(d) of the LP Agreement and shall mean CPI if C.T.P. and/or its Affiliates shall be the "Seller" under such Section, and the "Purchaser" shall mean PRI if PRI-Research and/or its Affiliates shall be the "Purchaser" under Section 7.2(d) of the LP Agreement and shall mean CPI if C.T.P. and/or its Affiliates shall be the "Purchaser" under such Section.

          6.  Representations and Indemnification.
              -----------------------------------

          6.1   Representations.  PRI and CPI each hereby represent and warrant
                ---------------
to the other and to the Partnership as follows:

          (a) It is a corporation duly organized, validly existing, and in good standing under the laws of the state of its formation. It has all requisite corporate power and authority to conduct its business and to enter into and perform its obligations under this Agreement in accordance with the terms hereof.

          (b) It has taken all required corporate actions to approve and adopt this Agreement. This Agreement constitutes a duly authorized, valid and binding agreement on it and enforceable against it in accordance with its terms. Each person executing this Agreement on its behalf is duly authorized and empowered to do so.

          (c) The execution and delivery of this Agreement and the consummation of the transactions as contemplated hereunder (i) do not, and will not, violate or conflict with any statute, regulation, judgment, order, writ, decree or injunction currently applicable to it or any of its property or assets; and (ii) do not, and will not, violate or conflict with its charter or By-laws and/or Memorandum and

Articles of Association, or any existing mortgage, indenture, contract, licensing agreement, financing statement or other agreement binding on it.

          (d) All required consents and approvals, as well as any approvals or consents of any governmental authorities or any other third parties in connection with the execution and delivery of this Agreement or the performance of the transactions contemplated hereunder, have been obtained by it, except for such filings or approvals required to be obtained from the Bank of Israel authorizing the exchange of New Israeli Shekels for United States Dollars and the transfer of such funds to the United States. No contract or agreement binding upon it restricts its ability to fulfill its obligations and responsibilities under this Agreement or to carry out the activities contemplated herein.

          (e) It is not a party to or, to the best of its knowledge, threatened with any litigation or judicial or administrative proceeding that, if decided adversely to it, would delay or preclude the consummation of the transactions contemplated in this Agreement or have a material adverse effect upon the transactions contemplated hereby.

          6.2   Additional Representations.  PRI hereby represents and warrants
                --------------------------
to CPI and the Partnership that it owns all of the issued and outstanding shares of capital stock of PRI-Research and that no options, warrants or other instruments which are exercisable for, or convertible into, such shares have been issued to any person. CPI hereby represents and warrants to PRI and the Partnership that it owns all of the 100 issued and outstanding shares of C.T.P.'s capital stock, except for one share which is owned by Clal Industries Ltd., and that no options, warrants or other instruments which are exercisable for, or convertible into, any shares of C.T.P.'s capital stock have been issued to any person.

          6.3   Indemnification.  PRI and CPI each agree to indemnify and hold
                ---------------
harmless the other and the Partnership and their respective employees, agents and Affiliates against all losses, liabilities, claims, damages, and expenses (including, but not limited to, reasonable counsel fees) resulting from or arising out of any actual or alleged misrepresentation or breach by it of any representation or warranty set forth in Section 6.1 or Section 6.2 hereof or otherwise set forth in this Agreement.

          7.    Miscellaneous.
                --------------

          7.1   Assignment.  All terms and provisions of this Agreement shall be
                -----------
binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other party.

          7.2   Entire Agreement.   This Agreement contains the entire agreement
                -----------------
among the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings with respect thereto.

          7.3   Notices.   All notices hereunder shall be in writing and shall
                --------
be given: (a) if to PRI, at One Ram Ridge Road, Spring Valley, New York 10977 (attention: Kenneth I. Sawyer), fax number: (914) 425-5097, or such other address or fax number as PRI shall have designated in writing to the other parties, (b) if to CPI at Clal House, 5 Druyanov Street, Tel Aviv 63143, Israel (attention: Zeev Zehavi), fax number: (011-972-3) 293633, with a copy to Proskauer Rose Goetz & Mendelsohn LLP, 1585 Broadway, New York, New York 10036 (attention: Jeffrey A. Horwitz, Esq.), fax number: (212) 969-2900, or such other address or fax number as CPI shall have designated in writing to the other parties, or (c) if to the Partnership, at its principal office, as specified in
Section 2.3 of the Partnership Agreement, or at such other address designated in writing to the other parties. Any notice shall be deemed to have been given if personally delivered or sent by express commercial courier or delivery service or by telegram, telefax, telex or facsimile transmission. Any notice given in any other manner shall be deemed given when actually received. Any notice delivered to the Partnership shall be simultaneously delivered to the other parties in the manner set forth in this Section 7.3.

          7.4   Amendments; Waiver.   This Agreement may not be amended or
                -------------------
terminated, and no provision hereof may be waived, except pursuant to a written instrument executed by each of the parties hereto.

          7.5   Counterparts.   This Agreement may be executed in any number of
                -------------
counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

          7.6  Headings.  The headings of the Sections of this Agreement have
               ---------
been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

          7.7   Governing Law.   This Agreement shall be governed by and
                --------------
construed in accordance with the laws of the State of New York applicable to contracts made and to be performed wholly therein.

          7.8   Severability.   If any term or provision hereof shall be invalid
                -------------
or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction and (c) the invalid or unenforceable term or provision shall be deemed replaced by a term or provision as determined by a court to be valid and enforceable and to express the intention of the parties with respect to the invalid or unenforceable term or provision.

          7.9 CONSENT TO JURISDICTION.  IN CONNECTION WITH ANY DISPUTE WHICH MAY
              ------------------------
ARISE UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT REFERRED TO HEREIN, EACH OF THE PARTIES HEREBY IRREVOCABLY SUBMITS TO, CONSENTS TO, AND WAIVES ANY OBJECTION TO, THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES ANY OBJECTION TO THE LAYING OF VENUE IN SUCH COURTS. EACH SUCH PARTY ADMITS THAT ANY SUCH DISPUTE MAY BE RESOLVED AT LEAST AS CONVENIENTLY IN SUCH A COURT AS IN ANY OTHER COURT, AND SHALL NOT SEEK DISMISSAL OR A CHANGE OF VENUE ON THE GROUND THAT RESOLUTION OF SUCH A DISPUTE IN ANY SUCH COURT SHALL NOT BE CONVENIENT OR IN THE INTERESTS OF JUSTICE. CPI HEREBY APPOINTS PROSKAUER ROSE GOETZ & MENDELSOHN LLP AS ITS AGENT UPON WHOM SERVICE OF PROCESS MAY BE MADE WITH THE SAME FORCE AND EFFECT AS IF SUCH SERVICE SHALL HAVE BEEN MADE PERSONALLY UPON CPI. PRI AND THE PARTNERSHIP EACH HEREBY APPOINT HERTZOG, CALAMARI & GLEASON AS ITS AGENT UPON WHOM SERVICE OF PROCESS MAY BE MADE WITH THE SAME FORCE AND EFFECT AS IF SUCH SERVICE SHALL HAVE BEEN MADE PERSONALLY UPON PRI OR THE PARTNERSHIP.

          IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed as of the date first written above.


                    PHARMACEUTICAL RESOURCES, INC.


                    By: /s/ Kenneth I. Sawyer
                       ----------------------------



                    CLAL PHARMACEUTICAL INDUSTRIES
                    LTD.


                    By  /s/ Mony Ben Dor
                       -----------------------------


                    By  /s/ Zeev Zehavi
                       -----------------------------



                    CLAL PHARMACEUTICAL RESOURCES L.P.


                    By: Clal Pharmaceutical Resources
                        (1995) Ltd., General Partner


                    By  /s/ Mair Laiser
                       -----------------------------


                    By  /s/ Kenneth I. Sawyer
                       -----------------------------

                                                                      SCHEDULE A



                     Calculation of Manufacturing Allowance
                     --------------------------------------





                                                 MARGIN DISTRIBUTION
                                -------------------------------------------------------
 NET     STANDARD   STANDARD    DISTRIBUTION      NET      MANUFACTURING    ROYALTY TO
SALES      COST      MARGIN       ALLOWANCE     PROFIT       ALLOWANCE     PARTNERSHIP
- - - - -----    ---------  --------    ------------    ------     -------------   -----------
 100%          30%        70%            12%       58%               8%            50%
 100%          40%        60%            12%       48%               8%            40%
 100%          50%        50%            12%       38%               8%            30%
 100%          60%        40%            12%       28%               8%            20%
 100%          70%        30%            12%       18%               8%            10%
 100%          80%        20%            12%        8%               4%             4%
 100%          85%        15%            12%        3%             1.5%           1.5%
 100%          87%        13%            12%        1%             0.5%           0.5%
 100%          88%        12%            12%        0%               0%             0%
 100%          90%        10%            12%       (2%)             (2%)            0%
